Exhibit 99.1
Special-Purpose Carve-Out
Financial Statements of the Osteocel Business Unit
A Wholly Owned
Business Unit of Osiris Therapeutics, Inc.
As of December 31, 2007 and for the year then
ended together with the
Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Osiris Therapeutics, Inc.
     We have audited the accompanying carve out balance sheet of the Osteocel Business Unit of Osiris Therapeutics, Inc. as defined in Note 1 to the carve out financial statements as of December 31, 2007 and the related carve out statements of operations, changes in parent company’s net investment, and cash flows for the year then ended. These financial statements are the responsibility of the Osteocel Business Unit’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Osteocel Business Unit’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Osteocel Business Unit’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the carve out financial position of Osteocel Business Unit as described in Note 1 at December 31, 2007 and the carve out results of its operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Stegman & Company

Baltimore, Maryland
July 2, 2008

OSTEOCEL BUSINESS UNIT
A Wholly Owned Business Unit of Osiris Therapeutics, Inc.
Carve Out Balance Sheet
Amounts in thousands

December 31, 2007
ASSETS

Current assets:
Accounts receivable	$4,324
Inventory	3,983
Prepaid expenses	138

Total current assets	8,445

Property and equipment, net	4,596

Total assets	$13,041

LIABILITIES AND PARENT COMPANY’S NET INVESTMENT

Current liabilities:
Accounts payable	$2,447
Accrued vacation and bonuses	34
Other current liabilities	70

Total current liabilities	2,551

Parent company’s net investment	10,490

Total liabilities and parent company’s net investment	$13,041

The accompanying notes are an integral part of these carve out financial statements.

OSTEOCEL BUSINESS UNIT
A Wholly Owned Business Unit of Osiris Therapeutics, Inc.
Carve Out Statement of Operations
Amounts in thousands

Year Ended
December 31, 2007
Product sales	$15,240
Cost of goods sold	6,955

Gross profit	8,285

Operating expenses:
Research and development expense	3,711
General and administrative expense	431
Corporate allocation	206

Total operating expenses	4,348

Net income	$3,937

The accompanying notes are an integral part of these carve out financial statements.

OSTEOCEL BUSINESS UNIT
A Wholly Owned Business Unit of Osiris Therapeutics, Inc.
Carve Out Statement of Changes in
Parent Company’s Net Investment
Amounts in thousands

Balance at January 1, 2007	$3,494
Intercompany transfers, net	3,059
Net income	3,937

Balance at December 31, 2007	$10,490

The accompanying notes are an integral part of these carve out financial statements.

OSTEOCEL BUSINESS UNIT
A Wholly Owned Business Unit of Osiris Therapeutics, Inc.
Carve Out Statement of Cash Flow
Amounts in thousands

Year Ended
December 31, 2007
Cash flows from operating activities:
Net income	$3,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105
Non-cash share-based payments	69
Changes in operating assets and liabilities:
Accounts receivable	(2,855)
Inventory	(2,090)
Prepaid expenses	(138)
Accounts payable and accrued expenses	1,817

Net cash provided by operating activities	845

Cash flows from investing activities:
Purchases of property and equipment	(3,904)

Cash flows from financing activities:
Net transfers from parent	3,059

Net change in cash	—
Cash at beginning of period	—

Cash at end of period	$—

The accompanying notes are an integral part of these carve out financial statements.

OSTEOCEL BUSINESS UNIT
A Wholly Owned Business Unit of Osiris Therapeutics, Inc.
NOTES TO CARVE OUT FINANCIAL STATEMENTS
Year Ended December 31, 2007
Amounts in Thousands
1.	Nature of Business and Basis of Presentation
     The Osteocel Business Unit is a division of Osiris Therapeutics, Inc. (the “Company”) and manufactures and distributes Osteocel, a human cell and tissue based allograft material containing cancellous bone product for the regeneration of bone in orthopedic indications. Osteocel XO is a similar formulation under development, also using cancellous bone. Osteocel was launched in July 2005 and is sold pursuant to written agreements, primarily to two customers.
     Osteocel XC is the name we use to refer to our second generation mesenchymal stem cell product candidate for bone repair, which would utilize culture expanded mesenchymal stem cells to create a synthetic version of Osteocel. We are not currently engaged in an active product development program focused specifically on Osteocel XC. Osteocel XC is not considered to be part of the Osteocel Business Unit.
     In May 2008, we announced that we had signed a definitive agreement, the “Asset Purchase Agreement,” the “Agreement” to sell the Osteocel Business Unit to NuVasive, Inc. The sale will be effected at two closings — a technology assets closing which is expected to occur as soon as practicable following the satisfaction of various conditions precedent; and a manufacturing assets closing which is expected to occur within approximately eighteen months following the technology assets closing. The Company will receive $35.0 million in cash upon the technology assets closing and $12.5 million in cash upon the manufacturing assets closing. During the period between the technology assets closing and the manufacturing assets closing, the Company will continue to manufacture or have manufactured, and supply, Osteocel to NuVasive. We are entitled to milestone payments of up to $37.5 million based upon certain manufacturing and sales thresholds and up to $52 million from the manufacture and supply of Osteocel under the manufacturing agreement.
     The accompanying carve out financial statements and related notes thereto represent the carve out balance sheet and statements of operations, changes in parent company investment and cash flows of the Osteocel Business Unit. The carve out financial statements have been prepared in accordance with Regulation S-X, Article 3, “ General instructions as to the financial statements” and Staff Bulletin Topic 1-B, “Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity.” Certain assumptions and estimates were made in order to allocate a reasonable share of such expenses to the Osteocel Business Unit so that the accompanying carve out financial statements reflect substantially all costs of doing business.
     Certain corporate overhead expenses have been allocated to the Osteocel Business Unit as a corporate allocation. These overhead charges include personnel costs for support functions such as accounting, finance, human resources, procurement, security and senior management. They also include non-personnel costs such as insurance, professional fees and other costs. The corporate overhead charges were allocated to the Osteocel Business Unit based upon estimated relative time and resources dedicated to the business unit. Management believes the basis of the allocations are reasonable.
     Certain corporate non-operating transactions of ours have not been allocated to the Osteocel Business Unit. These items include interest income on our cash and short-term investment and interest expense on our debt and capitalized leases.
2.	Summary of Significant Accounting Policies
          The accompanying carve out financial statements were derived from the historical accounting records of Osiris Therapeutics, Inc.
Use of Estimates
     The preparation of carve out financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in carve out financial statements and accompanying notes. Due to the inherent uncertainty involved in making those assumptions, actual results could differ from those estimates. Also, certain amounts in the accompanying carve out financial statements have been allocated in a way that management believes is reasonable and consistent in order to depict the historical financial position, results of operations, and cash flows of the Osteocel Business Unit on a stand-alone basis. Actual results could differ materially from those estimates. We believe that the most significant estimates that effect our financial statements are those that related to inventory valuation and share-based compensation.

OSTEOCEL BUSINESS UNIT
A Wholly Owned Business Unit of Osiris Therapeutics, Inc.
NOTES TO CARVE OUT FINANCIAL STATEMENTS
Year Ended December 31, 2007
Amounts in Thousands
Revenue Recognition
     We recognize revenue on Osteocel sales when legal title to the product has passed to the customer, which occurs when the product is shipped from our Baltimore, Maryland manufacturing facilities or placed in designated freezers at the request of the customer. We have agreements with our customers that specify the terms of sale, including price. During the year ended December 31, 2007, sales of our Osteocel product were primarily to two customers. Historically, we have not incurred any sales returns.
Cost of Goods Sold
     Cost of goods sold of Osteocel consist primarily of the costs to obtain the tissue and other chemical and supplies, quality and sterility testing, plus labor and allocated overhead costs and the costs of operating the clean-room facilities.
Research and Development Costs
     Prior to 2008, we incurred research and development costs to launch and improve Osteocel and to develop Osteocel XO, and during 2007, we incurred development costs to expand our Baltimore, Maryland Osteocel manufacturing facilities, including production qualification runs. Research and development costs are expensed as incurred.
Concentration of Risk and Accounts Receivable
     Our accounts receivable at December 31, 2007 consist of amounts due from commercial customers and we expect these receivables to be collected. Since the launch of Osteocel in July 2005, we have incurred $3 in bad debt expense related to the sale of Osteocel.
Inventory
     Inventory consists of tissue products in process and available for distribution. We determine our inventory values using the first-in, first-out method. Due to the nature of our Osteocel product, we incur all of the costs to manufacture the product prior to completing the extensive testing and evaluation necessary to determine if the product can be released. We estimate the reserve for work-in-process inventory impairment based upon our historical experience and we destroy inventory that is identified as impaired once the determination is made, which can be months after the manufacture date. There are a number of factors that can cause us to reject inventory as impaired, including sterility or the subsequent identification of donor medical history issues. In addition, inventory can be rejected as impaired resulting from sources or events that were not predicted by us, and may be discovered subsequent to the balance sheet date. Approximately $880 of inventory which was classified as work in process as of December 31, 2007, was discovered to be impaired as a result of inadvertent sterility problems introduced in the repackaging of inventory, which normally is not done. That inventory was written-off in the second quarter of 2008, when the discovery of the sterility issues was made.
     Historically, we have nominal amounts of finished goods inventory.
Property and Equipment
     The Asset Purchase Agreement calls for the transfer of the equipment used in the manufacture and storage of Osteocel to be transferred to NuVasive upon the manufacturing asset closing. The Agreement also calls for the transfer of the leasehold improvements and rights we have in the lease to our Columbia, Maryland administrative, research and development and manufacturing facilities. Our Baltimore, Maryland facilities will close by September 2008 and all our business activities, including the manufacture and storage of Osteocel will take place in our Columbia, Maryland facilities. Prior to the closing of our Baltimore facilities, no Osteocel activities took place in Columbia.
     Since the Asset Purchase Agreement requires the transfer of the Columbia, Maryland facilities to NuVasive, these assets are included in the carve out balance sheets of the Osteocel Business Unit.
     We record property and equipment, including improvements that extend useful lives, at cost, while maintenance and repairs are charged to operations as incurred. We calculate depreciation using the straight-line method based on the estimated useful lives ranging from three to seven years for furniture, equipment and internal use software. We amortize leasehold improvements over the shorter of the estimated useful life of the asset or the original term of the lease.

OSTEOCEL BUSINESS UNIT
A Wholly Owned Business Unit of Osiris Therapeutics, Inc.
NOTES TO CARVE OUT FINANCIAL STATEMENTS
Year Ended December 31, 2007
Amounts in Thousands
Share-Based Compensation
     Employees of the Osteocel Business Unit participate in the Company’s stock compensation plans. We recognize all share-based payments to employees in our financial statements based on their grant date fair values, using prescribed option-pricing models. We use the Black-Scholes option pricing model to value share-based payments. Compensation expense related to share-based awards is recognized on a straight-line basis based on the value of share awards that are scheduled to vest during the requisite service period. Share-based compensation expense is based on awards ultimately expected to vest and is reduced for estimated forfeitures.
3.	Property and Equipment
     Property and equipment consist of the following:

December 31, 2007
Osteocel manufacturing assets	$810
Leasehold improvements	4,151
Construction in process	14

4,975
Accumulated depreciation and amortization	(379)

Property and equipment, net	$4,596

     At December 31, 2007, we estimate that we will invest an additional $2.9 million in our Columbia, Maryland Osteocel manufacturing facilities and purchase approximately $600 of additional manufacturing equipment and freezers. These assets will be transferred to NuVasive upon the manufacturing asset closing.
4.	Income Taxes
     The Osteocel Business Unit is an entity not directly subject to income taxes. The results of the Osteocel Business Unit operations are included in the Company’s federal and state income tax returns. As of December 31, 2007, the Company had approximately $215 million in net operating loss carryforwards. The Company’s deferred tax assets have been fully reserved.
5.	Share-Based Compensation
     Information with respect to stock options and warrants can be found in Note 6 to Osiris Therapeutics, Inc. financial statements for the year ended December 31, 2007, that are filed as part of our Annual Report on Form 10-K.
6.	Facility Lease
     The future minimum lease payments due under the operating lease for our Columbia, Maryland facility at December 31, 2007, are as follows:

Columbia
Facility
2008	$878
2009	978
2010	1,056
2011	1,082
2012	1,109
2013 - 2016	3,999

$9,102

This lease will be assigned to NuVasive upon the manufacturing asset closing.